UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

Pasithea Therapeutics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500 Miami Beach, Florida	33139
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (786) 977-3380

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 26, 2024, Pasithea Therapeutics Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor for the issuance and sale in a private placement (the “Private Placement”) of (i) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 1,219,513 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $0.001 per share, (ii) Series A warrants (the “Series A Warrants”) to purchase up to 1,219,513 shares of Common Stock, at an exercise price of $3.85 per share, and (iii) Series B warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants” ) to purchase up to 1,219,513 shares of Common Stock with an exercise price of $3.85 per share. The Pre-Funded Warrants are exercisable immediately upon on issuance and expire when exercised in full. The Series A Warrants are exercisable immediately upon issuance and have a term of exercise equal to five (5) years from the date of issuance. The Series B Warrants are exercisable immediately upon issuance and have a term of exercise equal to eighteen (18) months from the date of issuance. The combined purchase price per Pre-Funded Warrant and accompanying Warrants was $4.099. The Private Placement closed on September 30, 2024.

A holder of the Pre-Funded Warrants and the Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrant calculated pursuant to a formula set forth in the Warrant, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of September 26, 2024, with the investor, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants no later than fifteen (15) days after the date of the Registration Rights Agreement (the “Registration Statement”), and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than forty-five (45) days following the date of the Registration Rights Agreement (or ninety (90) days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The net proceeds to the Company from the Private Placement were approximately $4.5 million, after deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital and general corporate purposes.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of September 6, 2024, as amended, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a total cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement, (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement and (iii) $50,000 for non-accountable expenses. In addition, the Company issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 85,366 shares of Common Stock at an exercise price equal to $5.125 per share. The Placement Agent Warrants have substantially the same terms as the Warrants, are exercisable immediately upon issuance and have a term of exercise equal to five (5) years from the date of issuance. In addition, pursuant to the Engagement Letter, upon any exercise of the Warrants for cash, we have agreed to (ii) pay the Placement Agent a total cash fee equal to 7.0% of the aggregate gross proceeds from such exercise and (ii) issue to Wainwright or its designees additional placement agent warrants (the “Additional Placement Agent Warrants”’) to purchase the number of shares of Common Stock equal to 7.0% of the aggregate number of such shares of Common Stock underlying the Warrants that have been exercised (or up to an aggregate of 170,732 shares of Common Stock, assuming full exercise of the Warrants for cash). Any Additional Placement Agent Warrants will have the same terms as the Placement Agent Warrants.

Pursuant to the Purchase Agreement, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until ninety (90) days after the effective date of the Registration Statement. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement) until six (6) months after the effective date of the Registration Statement (subject to certain exceptions).

The Engagement Letter and the Purchase Agreement contain customary representations and warranties and agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2 and 4.3 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants and the Additional Placement Agent Warrants and (ii) the shares of Common Stock issuable upon exercise of Pre-Funded Warrants, the Warrants, the Placement Agent Warrants and the Additional Placement Agent Warrants is incorporated herein by reference.

Neither the issuance of the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants nor the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Pre-Funded Warrants, the Warrants and the Placement Agent Warrants were, and the shares of Common Stock issuable upon the exercise thereof will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

The Additional Placement Agent Warrants and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On September 26, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated September 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Date: September 30, 2024	By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer

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